UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 23, 2021

FORTINET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34511	77-0560389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Kifer Road

Sunnyvale, CA 94086

(Address of principal executive offices, including zip code)

(408) 235-7700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 beolw):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	FTNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2021, Christopher B. Paisley notified the Board of Directors (the “Board”) of Fortinet Inc. (“Fortinet”) of his decision not to stand for reelection to the Board at Fortinet’s Annual Meeting of Stockholders to be held on June 18, 2021 (the “Annual Meeting”). Mr. Paisley will continue to serve as a director until the date of the Annual Meeting.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 23, 2021, the Board amended and restated Fortinet’s bylaws (the “Amended and Restated Bylaws”) to, among other things, implement proxy access. The Amended and Restated Bylaws permit a stockholder, or a group of up to 20 stockholders, that has continuously owned at least 3% of Fortinet’s outstanding common stock throughout the three-year period (i) preceding and including the date of submission of the nomination notice and (ii) following the date Fortinet implemented proxy access in the Amended and Restated Bylaws, whichever is later, to nominate and include in Fortinet’s proxy materials director nominees constituting up to the greater of two individuals or 20% of the number of members of the Board, subject to reduction in certain circumstances, and subject to the stockholders and the nominees satisfying the requirements specified in the Amended and Restated Bylaws. Fortinet’s obligation to include director nominees in its annual meeting proxy materials is also subject to certain exceptions as set forth in the Amended and Restated Bylaws. Written notice of the nomination(s) must be submitted to the Corporate Secretary of Fortinet at its principal executive office no earlier than the 75th day, and no later than the 45th day, prior the one-year anniversary of the date that Fortinet first sent its proxy materials or a notice of availability of proxy materials (whichever is earlier) for its immediately preceding annual meeting of stockholders, subject to certain exceptions as set forth in the Amended and Restated Bylaws. The Amended and Restated Bylaws also amend the advance notice of nomination of director provisions in (a) Section 2.4(ii)(b) to require a stockholder nominating a director to disclose whether such individual has held the position of officer or director of a competitor of Fortinet within the previous three years and (b) Section 2.4(ii)(d) to require the nominee to the Board to represent and warrant that the individual’s candidacy and position on the Board, if elected, will not violate applicable law.

The foregoing summary and description of the provisions of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws
104	Cover Page Interactive Data File - the cover page for this Current Report on Form 8-K is formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortinet, Inc.

Date: April 28, 2021	By:	/s/ JOHN WHITTLE
John Whittle
Executive Vice President and General Counsel